Supplement dated October 4, 2023
to the following initial summary prospectus(es):
Nationwide Destination B NY (2.0) dated May 1, 2023
This supplement updates certain information contained in your initial summary prospectus. Please read and retain this supplement for future reference.
Effective October 16, 2023, the following changes apply for new contracts:
I.
The following product features will no longer be available with applications signed on or after October 16, 2023:
•
Nationwide Lifetime Income Rider Plus Core
•
Joint Option for Nationwide Lifetime Income Rider Plus Core
•
Nationwide Lifetime Income Rider Plus Accelerated
•
Joint Option for Nationwide Lifetime Income Rider Plus Accelerated
•
Nationwide Lifetime Income Rider Plus Max
•
Joint Option for Nationwide Lifetime Income Rider Plus Max
II.
For contracts with applications signed on or after October 16, 2023, the following additional optional benefits will be available for Contract Owners to elect:
•
Nationwide Lifetime Income Rider Plus Empire
•
Joint Option for Nationwide Lifetime Income Rider Plus Empire
Accordingly, the following changes apply to the initial summary prospectus:
(1)
The following definitions in the Glossary of Special Terms section are deleted in their entirety and replaced with the following:
Current Income Benefit Base – For purposes of the Nationwide Lifetime Income Rider Plus Empire, it is equal to the Original Income Benefit Base adjusted throughout the life of the contract to account for subsequent purchase payments, excess withdrawals, early withdrawals (if applicable), reset opportunities, and if elected, the Non-Lifetime Withdrawal. This amount is multiplied by the Lifetime Withdrawal Percentage to arrive at the Lifetime Withdrawal Amount.
Lifetime Withdrawal – For purposes of the Nationwide Lifetime Income Rider Plus Empire, it is a withdrawal of all or a portion of the Lifetime Withdrawal Amount.
Lifetime Withdrawal Amount – For purposes of the Nationwide Lifetime Income Rider Plus Empire, the maximum amount that can be withdrawn during a calendar year without reducing the Current Income Benefit Base. It is calculated annually, on each January 1, by multiplying the Current Income Benefit Base by the applicable Lifetime Withdrawal Percentage.
Lifetime Withdrawal Percentage – An age-based percentage used to determine the Lifetime Withdrawal Amount under the Nationwide Lifetime Income Rider Plus Empire. The applicable percentage is multiplied by the Current Income Benefit Base to arrive at the Lifetime Withdrawal Amount for any given year. The Rate Sheet Supplement discloses the Lifetime Withdrawal Percentages that are currently available for new contracts.
Non-Lifetime Withdrawal – For purposes of the Nationwide Lifetime Income Rider Plus Empire, a one-time only election to take a withdrawal from the contract that will not initiate the benefit under the option.
Original Income Benefit Base – For purposes of the Nationwide Lifetime Income Rider Plus Empire, the initial benefit base calculated on the date the option is elected, which is equal to the Contract Value.
Roll-up Crediting Period – For purposes of the Nationwide Lifetime Income Rider Plus Empire, beginning with the date the contract is issued, the Roll-up Crediting Period is the maximum period of time that the Roll-up Interest Rate will apply for. The Rate Sheet Supplement discloses the Roll-up Crediting Periods that are currently available for new contracts.
Roll-up Interest Rate – For purposes of the Nationwide Lifetime Income Rider Plus Empire, the simple interest rate used to determine the roll-up in the calculation of the Current Income Benefit Base. The Rate Sheet Supplement discloses the Roll-up Interest Rates that are currently available for new contracts.
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(2)
The Living Benefits Options subsection in the Contract Features section is deleted in its entirety and replaced with the following:
Living Benefit Options. Living benefit options are available for an additional charge, which provide a guaranteed lifetime income stream for the Contract Owner and, if elected, the Contract Owner's spouse. Those options are:
•
Nationwide Lifetime Income Rider Plus Empire
•
Joint Option for the Nationwide Lifetime Income Rider Plus Empire
(3)
The "Custom Choice Asset Rebalancing Service" row of the Standard Benefits Table is deleted and replaced with the following:
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Custom Choice Asset Rebalancing Service (see Contract Owner Services in the statutory prospectus)	Customizable asset allocation tool with automatic reallocation on a periodic basis	None
• Only available for contracts that elect Nationwide
Lifetime Income Rider Plus Empire
• During the program, cannot participate in other
asset allocation or asset rebalancing programs
• Allocation limitations exist based on asset class

(4)
The Optional Benefits Table is deleted in its entirety and replaced with the following:
Optional Benefits Table
Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
One-Year Enhanced Death Benefit Option	Enhanced death benefit	0.20% (Daily Net Assets)	0.20% (Daily Net Assets)	• Annuitant must be 80 or younger at application • Must be elected at application • Election is irrevocable • Nationwide may limit purchase payments to $1,000,000
Nationwide Lifetime Income Rider Plus Empire	Guaranteed lifetime income stream	1.60% (Current Income Benefit Base)	1.45% (Current Income Benefit Base)
• May not be elected if another living
benefit is elected
• Must be elected at application
• Election is irrevocable
• Not available for beneficially owned
contracts
• Investment limitations
• Current charge could change
• Nationwide may limit subsequent
purchase payments
• Determining life must be between 50
and 85 at application
• Determining life cannot be changed
• Restrictions exist on the parties
named to the contract

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Name of Benefit	Purpose	Maximum Fee	Current Fee	Brief Description of Restrictions/ Limitations
Joint Option for the Nationwide Lifetime Income Rider Plus Empire	Extension of guaranteed lifetime income stream for spouse	0.30% (Current Income Benefit Base)	0.15% (Current Income Benefit Base)
• Only available if the Nationwide
Lifetime Income Rider Plus Empire
option is elected
• Must be elected at application
• Limitations on revocability
• Not available for beneficially owned
contracts
• Not available for Charitable
Remainder Trusts
• Only available to Contract Owner’s
spouse
• Both spouses must be between 50
and 85 at application
• Restrictions exist on the parties
named to the contract

(5)
The fourth paragraph of the Dollar Limit Restrictions subsection of the Buying the Contract section is deleted in its entirety and replaced with the following:
Subsequent Purchase Payments. If the Contract Owner elects the Nationwide Lifetime Income Rider Plus Empire option, Nationwide reserves the right to refuse any subsequent purchase payments. Contract Owners should consider this reservation of right when making the initial purchase payment.
(6)
The "Annual Contract Expenses" chart in the Additional Information About Fees section is deleted in its entirety and replaced with the following:
Additional Information About Fees
The following tables describe the fees and expenses that a Contract Owner will pay when buying, owning, and surrendering or making withdrawals from the contract. Please refer to the contract specifications page for information about the specific fees the Contract Owner will pay each year based on the options elected.
The first table describes the fees and expenses a Contract Owner will pay at the time the Contract Owner buys the contract, surrenders or makes withdrawals from the contract, or transfers Contract Value between investment options. State premium taxes may also be deducted.
Transaction Expenses
Maximum Contingent Deferred Sales Charge ("CDSC") (as a percentage of purchase payments withdrawn)	7%
Range of CDSC over time:
Number of Completed Years from Date of Purchase Payment	0	1	2	3	4	5	6	7+
CDSC Percentage	7%	7%	6%	5%	4%	3%	2%	0%

The next table describes the fees and expenses that a Contract Owner will pay each year during the time that the Contract Owner owns the contract (not including underlying mutual fund fees and expenses). If an optional benefit is elected, an additional charge will be assessed, as shown below.
Annual Contract Expenses
Maximum Administrative Expense[1]	$30
Base Contract Expenses[2](assessed as an annualized percentage of Daily Net Assets)	1.30%
Optional Benefit Expenses[3]
One-Year Enhanced Death Benefit Option Charge	0.20%
Living Benefit Options[4] (assessed annually as a percentage of the Current Income Benefit Base5)
Maximum Nationwide Lifetime Income Rider Plus Empire Charge	1.60%[6]
Maximum Joint Option for the Nationwide Lifetime Income Rider Plus Empire Charge (this is in addition to the charge for the Nationwide Lifetime Income Rider Plus Empire option)	0.30%[7]
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1
Throughout the statutory prospectus, the Administrative Expense will be referred to as the Contract Maintenance Charge. On each contract's Contract Anniversary, Nationwide deducts the Contract Maintenance Charge if the Contract Value is less than $50,000 on such Contract Anniversary. This charge is permanently waived on a going-forward basis for any contracts valued at $50,000 or more on any Contract Anniversary.
2
Throughout the statutory prospectus, the Base Contract Expenses will be referred to as Mortality and Expense Risk Charge and Administrative Charge, as appropriate.
3
Unless otherwise indicated, charges for optional benefits are only assessed prior to the Annuitization Date (see Charges and Deductions in the statutory prospectus).
4
Only one living benefit option (and its corresponding joint option) may be elected.
5
For information about how the Current Income Benefit Base is calculated, see the corresponding rider disclosures in Benefits Under the Contract in the statutory prospectus.
6
Currently, the charge associated with the Nationwide Lifetime Income Rider Plus Empire is equal to 1.45% of the Current Income Benefit Base.
7
Currently, the charge associated with the Joint Option for the Nationwide Lifetime Income Rider Plus Empire is equal to 0.15% of the Current Income Benefit Base.
(7)
In the Example subsection in the Additional Information About Fees section, the two sub-bullets under the fourth bullet of the example assumptions are deleted in their entirety and replaced with the following:
•
The Nationwide Lifetime Income Rider Plus Empire living benefit option, and
•
The Joint Option for the Nationwide Lifetime Income Rider Plus Empire living benefit option
(8)
The Income Benefit Investment Options and the Custom Choice Asset Rebalancing Service Investment Options subsections of Appendix A: Underlying Mutual Funds Available Under the Contract are deleted and replaced with the following:
Income Benefit Investment Options
[Updates for Nationwide Lifetime Income Rider Plus Empire to be filed by subsequent Post-Effective Amendment]
Custom Choice Asset Rebalancing Service Investment Options
[Updates for Nationwide Lifetime Income Rider Plus Empire to be filed by subsequent Post-Effective Amendment]
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